As filed with the Securities and Exchange Commission on February 28, 2008
Registration No. 333-88712

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
_________________________

ST. MARY LAND & EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
_________________________

Delaware	41-0518430
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1776 Lincoln Street, Suite 700
Denver, CO  80203
(303) 861-8140
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
_________________________

Anthony J. Best
President and Chief Executive Officer
St. Mary Land & Exploration Company
1776 Lincoln Street, Suite 700
Denver, Colorado  80203
(303) 861-8140
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Dwight R. Landes
Ballard Spahr Andrews & Ingersoll, LLP
1225 17th Street, Suite 2300
Denver, Colorado  80202
(303) 292-2400

Approximate date of commencement of proposed sale to the public:
Not Applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Deregistration of Securities

Pursuant to a Registration Statement on Form S-3 (File No. 333-88712) initially filed with the Securities and Exchange Commission on May 21, 2002 and as amended (the “Registration Statement”), St. Mary Land & Exploration Company (the “Company”) registered the resale from time to time of an aggregate principal amount of $100,000,000 of the Company’s 5.75% Senior Convertible Notes due 2022 (the “Notes”) and 3,846,153 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), issuable upon conversion of the Notes.  The Notes and the shares of Common Stock issuable upon conversion of the Notes were registered to permit resales of such securities by certain selling securityholders named in the Registration Statement.

The Company is seeking to deregister all of the Notes and the shares of Common Stock that remain unsold under the Registration Statement as of the date hereof because its obligation to keep the Registration Statement effective pursuant to the terms of its registration rights agreement with the initial purchasers, for the benefit of the selling securityholders, has expired.  Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, this Post-Effective Amendment No. 1 to the Registration Statement deregisters all securities registered that remain unsold pursuant to the Registration Statement at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 28, 2008.

ST. MARY LAND & EXPLORATION COMPANY

By:	/s/ ANTHONY J. BEST
Anthony J. Best
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. BEST	President, Chief Executive Officer,	February 28, 2008
Anthony J. Best	and Director

/s/ DAVID W. HONEYFIELD	Senior Vice President-Chief Financial	February 28, 2008
David W. Honeyfield	Officer and Secretary

/s/ MARK T. SOLOMON	Controller	February 28, 2008
Mark T. Solomon

/s/ MARK A. HELLERSTEIN	Chairman of the Board of Directors	February 28, 2008
Mark A. Hellerstein

/s/ BARBARA M. BAUMANN	Director	February 28, 2008
Barbara M. Baumann

/s/ LARRY W. BICKLE	Director	February 28, 2008
Larry W. Bickle

/s/ WILLIAM J. GARDINER	Director	February 28, 2008
William J. Gardiner

/s/ JULIO M. QUINTANA	Director	February 28, 2008
Julio M. Quintana

/s/ JOHN M. SEIDL	Director	February 28, 2008
John M. Seidl

/s/ WILLIAM D. SULLIVAN	Director	February 28, 2008
William D. Sullivan